Exhibit 99.1

Checkmate Pharmaceuticals Reports Third Quarter 2020 Financial Results and Provides an Update on Recent Progress

Presented new CMP-001 data in melanoma at SITC’s 35th Anniversary Annual Meeting

Cambridge, Mass., – November 13, 2020 (GLOBE NEWSWIRE) – Checkmate Pharmaceuticals, Inc. (NASDAQ: CMPI) (“Checkmate”), a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced third quarter 2020 financial results and provided an update on recent progress.

“We are enthusiastic as we advance CMP-001 toward registration in melanoma and expand toward potential proof of concept in additional indications,” said Barry Labinger, Chief Executive Officer. “We remain on track to initiate key new clinical trials by late 2020/early 2021 as planned.”

Recent Progress

•

During SITC’s 35th Anniversary Annual Meeting, three new data presentations were given evaluating CMP-001, Checkmate’s advanced generation Toll-like receptor 9 (TLR9) agonist. These data continue to demonstrate the clinical activity of CMP-001 in combination with anti-PD-1 antibodies in patients with melanoma.

•	Checkmate is actively engaging with potential clinical sites and remains on track to initiate three Phase 2 trials combining CMP-001 with PD-1 blockade by late 2020/early 2021 for the treatment of:

o	First-line head and neck cancer

o	Anti-PD-1 refractory melanoma

o	First-line metastatic or unresectable melanoma

Third Quarter 2020 Financial Results

•	Cash and cash equivalents: Cash and cash equivalents were $137.3 million as of September 30, 2020.

•

Research and development expenses (R&D): R&D expenses were $6.7 million for the quarter ended September 30, 2020, compared to $5.1 million for the quarter ended September 30, 2019. The increase was primarily attributable to increased headcount and clinical trial expenses in connection with increased patient enrollment in the ongoing clinical trials of CMP-001 and preparations for the initiation of planned additional clinical trials of CMP-001. These increases were partially offset by a decrease in contract manufacturing costs.

•

General and administration expenses (G&A): G&A expenses were $3.2 million for the quarter ended September 30, 2020, compared to $1.2 million for the quarter ended September 30, 2019. The increase was primarily attributable to increases in personnel and other operating expenses incurred in connection with Checkmate beginning to operate as a publicly-traded company.

•	Net loss and comprehensive loss: Net loss and comprehensive loss was $9.8 million for the quarter ended September 30, 2020, compared to $6.2 million for the quarter ended September 30, 2019.

About Checkmate Pharmaceuticals

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate’s product candidate, CMP-001, is an advanced generation TLR9 agonist delivered as a biologic virus-like particle designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and Linkedin), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. These statements include those regarding our product candidate, including its development and therapeutic potential and the advancement of our clinical and preclinical pipeline; expectations regarding the results and analysis of data; and expectations regarding the timing, initiation, implementation and success of its planned clinical trials for CMP-001. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting its intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 dated September 18, 2020, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act 1933, as amended, which is available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange

Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Investor Contact

Kleem Chaudhary

Chief Business Officer

kleem@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall

781-235-3060

ksharma@macbiocom.com

CHECKMATE PHARMACEUTICALS, INC.

SUMMARY STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$6,673	$5,076	$19,462	$17,126
General and administrative	3,160	1,208	6,465	3,365

Total operating expenses	9,833	6,284	25,927	20,491

Loss from operations	(9,833)	(6,284)	(25,927)	(20,491)

Other income (expense), net:
Interest income	4	43	32	160
Change in fair value of convertible loan notes	—	—	(83)	—

Total other income (expense), net	4	43	(51)	160

Net loss and comprehensive loss	$(9,829)	$(6,241)	$(25,978)	$(20,331)

CHECKMATE PHARMACEUTICALS, INC.

SUMMARY BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$137,340	$4,185
Other current assets	6,725	941

Total assets	$144,065	$5,126

Current liabilities	$8,860	$5,634

Total liabilities	$8,860	$5,634

Series A redeemable convertible preferred stock	—	32,482
Series B redeemable convertible preferred stock	—	64,446
Total stockholders’ equity (deficit)	135,205	(97,436)

Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit)	$144,065	$5,126